SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  31-1486870
(State of incorporation or organization)    (I.R.S. employer identification no.)

          One Nationwide Plaza
             Columbus, Ohio                                  43215
(Address of principal executive offices)                   (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:
        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered

    ____% Senior Notes due 2027               New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


Item 1. Description of Registrant's Securities to be Registered.

          Nationwide Financial Services, Inc., a corporation organized under the laws of the State of Delaware (the "Registrant"), is applying for registration of its ___% Senior Notes due 2027 (the "Senior Notes"). The description of the Senior Notes which is set forth under the caption "Description of Notes" contained in the preliminary prospectus that has been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, as part of Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-18531) is incorporated herein by reference.


Item 2. Exhibits.

          The Senior Notes are to be listed on the New York Stock Exchange,
Inc. ("NYSE"). Pursuant to Instruction II as to exhibits, the following exhibits are included with each copy of this registration statement to be filed with the NYSE.


Exhibit             Exhibit
Number
 1. Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-18531) filed with the Commission on February 24, 1997.

 2.     None.

 3.     None.

 4.1    Restated Certificate of Incorporation of the Registrant.

 4.2    Restated Bylaws of the Registrant.

 4.3 Form of Indenture between Nationwide Financial Services, Inc. and Wilmington Trust Company, as Trustee, relating to the Senior Notes.

 5.1    Form of Global Certificate for Senior Notes (included in Exhibit 4.3).

 5.2    Form of Definitive Certificate for Senior Notes (included in Exhibit
        4.3).

 6.     None.


                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      NATIONWIDE FINANCIAL SERVICES, INC.



                                      By:   /s/ Gordon E. McCutchan
                                            Gordon E. McCutchan
                                            Executive Vice President --
                                              Law and Corporate
                                              Services and Secretary

Dated:  February 28, 1997